UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6 TO
FORM S-3 REGISTRATION STATEMENT NO. 333-115816

UNDER THE SECURITIES ACT OF 1933

Bioenvision, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4025857
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

c/o Genzyme Corporation

500 Kendall Street

Cambridge, Massachusetts 02142

(617) 252-7500

(Address, including zip code, and telephone number, including area code of principal executive offices)

Peter Wirth

Vice President & Secretary

c/o Genzyme Corporation

500 Kendall Street

Cambridge, Massachusetts 02142

(617) 252-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Paul Kinsella

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

Approximate date of commencement of proposed sale to the public Not Applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF UNSOLD SECURITIES

 This Post-Effective Amendment No. 6 relates to the Registration Statement on Form S-3 of the Registrant (the “Registration Statement”) (File No. 333-115816), pertaining to the registration of 30,164,746 shares of the Registrant’s common stock, $0.001 par value per share (“Common Stock”), which was filed on Form SB-2 with the Securities and Exchange Commission (the “SEC”) on May 24, 2004, as amended on Form SB-2 filed with the SEC on June 21, 2004, as further amended on Form S-3 filed with the SEC on October 13, 2004, as further amended on Form S-3 filed with the SEC on November 16, 2004, as further amended on Form S-1 filed with the SEC on August 5, 2005, as further amended on Form S-1 filed with the SEC on December 16, 2005, and as further amended on Form S-3 filed with the SEC on October 25, 2006.

 Pursuant to an Agreement and Plan of Merger dated as of May 29, 2007 among Genzyme Corporation, a Massachusetts corporation (“Genzyme”), Wichita Bio Corporation, a newly-formed Delaware corporation and a direct wholly-owned subsidiary of Genzyme (“Wichita Bio”), and the Registrant, Wichita Bio will be merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation. The Merger became effective on October 23, 2007.

 In connection with the closing of the Merger, the offerings pursuant to the Registration Statement have been terminated. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of post-effective amendments, any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration the shares of Common Stock registered but not sold under the Registration Statement.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on October 23, 2007.

BIOENVISION, INC.

By:	/S/ MICHAEL S. WYZGA
Name:	Michael S. Wyzga
Title:	Vice President & Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the registration statement on Form S-3 has been signed below by the following persons in the capacities indicated on October 23, 2007.

SIGNATURE	TITLE

/S/ HENRI A. TERMEER	Henri A. Termeer
Chief Executive Officer (Principal Executive Officer)

/S/ MICHAEL S. WYZGA	Michael S. Wyzga
Vice President & Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ HENRI A. TERMEER	Henri A. Termeer
Director

/S/ PETER WIRTH	Peter Wirth
Director

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